EX-99(h)(2)(C)

Thirteenth Amended and Restated
Schedule A
to the
Inbound Call Management and Fulfillment Services Agreement
by and between
Scout Investments, Inc.
and
UMB Distribution Services, LLC

Name of Funds

Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout Global Equity Fund
Scout Core Bond Fund
Scout Core Plus Bond Fund
Scout Unconstrained Bond Fund
Scout Low Duration Bond Fund
Scout Emerging Markets Fund

The undersigned, intending to be legally bound, hereby execute this Thirteenth Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investments, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 1st day of July, 2013.

UMB DISTRIBUTION SERVICES, LLC                                                                             SCOUT INVESTMENTS, INC.

By: /s/ Maureen A. Quill                                                                                   By: /s/ Andrew J. Iseman

Title:  Maureen A. Quill, President                                                                                     Title: Andrew J. Iseman, President